SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.__________)

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, For  Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-1(c) or rule 14a-12

                                MOBILE MINI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing Fee (Check the appropriate box):
      [X]  No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the :amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5)  Total fee paid:

--------------------------------------------------------------------------------

      [ ]  Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
      (3)  Filing Party:

--------------------------------------------------------------------------------
      (4)  Date Filed:

--------------------------------------------------------------------------------

                                MOBILE MINI, INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 12, 1997

--------------------------------------------------------------------------------

         The Annual Meeting of Stockholders of Mobile Mini, Inc., a Delaware corporation (the "Company") will be held at 3:00 p.m. (local time) on Wednesday, November 12, 1997 at the Radisson Airport Hotel, 3333 East University Drive, Phoenix, Arizona, for the following purposes:

          1. To elect five members to the Board of Directors to serve until their successors are elected and qualified.

          2. To consider and vote on amendments to the Company's Certificate of Incorporation relating to stockholder and director actions and rights respecting changes in control, including providing for a classified Board of Directors, granting the Board of Directors sole authority to fix the number of directors and fill vacancies on the Board of Directors, and restricting the right of stockholders to call a special meeting of the stockholders or act by written consent without such a meeting or nominate a candidate for Director without 30 days prior notice thereof to the Company; and providing that the foregoing amendments to the Certificate of Incorporation may be amended, absent required Board approval, only by the affirmative vote of two-thirds of each class of the capital stock of the Corporation entitled to vote thereon.

          3. To consider and vote on an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to (i) increase the number of shares of the Company's Common Stock that may be issued pursuant to the 1994 Plan from 543,125 shares to 750,000 shares, (ii) increase 3,000 to 7,500 the number of shares of the Company's Common Stock subject to options granted under such plan to each of the Company's non-employee Directors each year, and (iii) limit the number of options that may be granted to salaried employees in any one year in order to comply with Section 162(m) of the Internal Revenue Code.

          4. To ratify the appointment of Arthur Andersen LLP as the independent auditors for the Company for the fiscal year ending December 31, 1997.

          5. To transact such other business as may properly come before the meeting or any adjournment.

         Only stockholders of record at the close of business on September 30, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

         The Proxy Statement accompanying this Notice contains additional information pertaining to the matters to be considered at the meeting. A copy of the annual Report to Stockholders for the fiscal year ended December 31, 1996 also accompanies this Notice.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, and date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                                Sincerely,

                                                Lawrence Trachtenberg
                                                Secretary


Tempe, Arizona
October 3, 1997

                                MOBILE MINI, INC.
                             1834 West Third Street
                              Tempe, Arizona 85281

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                            VOTING AND OTHER MATTERS

General

         The enclosed Proxy is solicited on behalf of Mobile Mini, Inc., a Delaware corporation (the "Company") by the Company's Board of Directors (the "Board of Directors") for the use at the Annual Meeting of Stockholders to be held at 3:00 p.m. (local time) on Wednesday, November 12, 1997 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Radisson Airport Hotel, 3333 East University Drive, Phoenix, Arizona.

         These proxy solicitation materials were mailed on or about October 3, 1997, to all stockholders entitled to vote at the Annual Meeting.

Record Date

         Stockholders entitled to notice of and to vote at the Annual Meeting, and at any adjournment or adjournments thereof, are stockholders of record at the close of business on September 30, 1997 (the `Record Date"). On the Record Date, there were issued and outstanding 6,739,324 shares of the Company's common Stock, $.01 par value per share (the "Common Stock").

Voting Securities and Voting Rights

         The presence, in person or by proxy, of the holders of at least one-third (1/3) of the total number of shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Each stockholder voting at the Annual Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Abstentions cast by proxy will be counted in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as a negative vote. Broker non-votes will be counted towards a quorum but will not be counted for any purpose in determining whether a matter has been approved. Cumulative voting is not authorized by the Company's Certificate of Incorporation.

         Assuming that a quorum is present, the affirmative vote of a plurality of the shares represented and entitled to vote at the Meeting is required to elect directors of the Company.

Assuming that a quorum is present, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendments to the Company's Certificate of Incorporation to provide for a classified Board of Directors and to provide for stockholder and director actions and rights respecting changes in control (Proposal 2). Assuming that a quorum is present, the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required (i) to approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares of Common Stock that may be issued pursuant to the 1994 Plan from 543,125 shares to 750,000 shares and to increase from 3,000 to 7,500 the number of shares of the Common Stock subject to options granted under such plan to each of the Company's non-employee directors each year (Proposal 3); and (ii) to ratify the appointment of Arthur Andersen, LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997 (Proposal 4).

Voting of Proxies

         When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed on the proxy. If no specification is indicated, the shares will be voted: (i) "for" the election of the nominees for director set forth in this Proxy Statement; (ii) "for" each of the proposals described herein; and (iii) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the represented by the proxy in accordance with their sole judgment on those matters. The Board of Directors does not know of any business to be presented for action at the Annual Meeting other than that described herein.

Revocability of Proxies

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the company's directors and officers, personally or by telephone or telegram, without additional compensation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of the Common Stock.

Annual Report and Other Matters

         The Company's 1996 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

         Upon request, the Company will provide, without charge to each stockholder of record as of the Record Date, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission. Any exhibits listed in the Annual Report on Form 10-K also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides that the number of directors shall be established by the bylaws. The bylaws permit the Board of Directors to fix the size of the board to a number of not less than one and not more than 15. Presently, the Board of Directors has fixed the number of directors at five, with each director serving a one-year term until his successor is elected and qualified.

         At the Meeting, five directors are to be elected. If at the Annual Meeting the stockholders approve the amendment to the Company's Certificate of Incorporation to provide for a classified Board of Directors (Proposal 2), Directors will serve staggered three-year terms such that, as near as possible given the number of directors, one-third of the number of directors serving will be elected each year. At the Annual Meeting, directors would be elected to serve one-, two-, or three-year terms so that approximately one-third of the number of directors serving is elected each year, as follows: (Messrs. Ronald J. Marusiak and Lawrence Trachtenberg would be elected to one-year terms; Messrs. Steven G. Bunger and George E. Berkner would be elected to two-year terms; and Richard E. Bunger would be elected to a three-year term. If Proposal 2 is not approved by the stockholders at the Annual Meeting, each person elected as a director shall hold office until the next annual meeting of stockholders, or until his successor shall be elected and qualified. Stockholders may not cumulate their votes for the election of directors. Provided a quorum is present at the meeting, the affirmative vote of a plurality of the shares of Common Stock voting in person or represented by proxy is required to elect directors. Each of the nominees listed below is currently serving as a director of the Company and each has indicted his willingness to serve if reelected. If any nominee becomes unable to serve, each proxy conferring authority to vote for the nominee will be voted, in the discretion of the proxies, for any substitute nominee designated by the Board of Directors.

         The following table sets forth certain information regarding the directors and nominees for directors of the Company:

         Name                        Age   Position
         ----                        ---   --------

         Richard E. Bunger           60    Chairman of the Board and Director of
                                           Product Research and Market
                                           Development

         Steven G. Bunger            36    President,  Chief  Executive  Officer
                                           and Director

         Lawrence Trachtenberg       41    Executive   Vice   President,   Chief
                                           Financial Officer Counsel, Secretary,
                                           Treasurer and Director

         George E. Berkner           63    Director

         Ronald J. Marusiak          49    Director


         The following directors are nominated for reelection:

         Richard E. Bunger has served as Chairman of the Board, founded the Company's operations in 1983 and had owned and managed the Company's operations since its commencement, serving as the Company's President and Chief Executive Office until April 1997. Since April 1997, Mr. Bunger has served as the Company's Director of Product Research and Market Development. Mr. Bunger has been awarded approximately 70 patents, many related to portable storage technology. For a period of approximately 25 years prior to founding the Company, Mr. Bunger owned and operated Corral Industries Incorporated, a worldwide designer/builder of integrated animal production facilities, and a designer/builder of mini storage facilities.

         Steven G. Bunger has served as President, Chief Executive Officer and Director since April 1997. Prior to April 1997, Mr. Bunger served as the Company's Executive Vice President, Chief Operating Officer and Director and was responsible for overseeing all of the company's operations and sales activity with overall responsibility for advertising, marketing and pricing. Mr. Bunger graduated from Arizona State University in 1986 with a B.A.-Business Administration. He is the son of Richard E. Bunger.

         Lawrence Trachtenberg has served as Executive Vice President, Chief Financial Officer, General Counsel, Secretary, Treasurer and Director since December 1995. Mr. Trachtenberg is primarily responsible for all accounting, banking and related financial matters for the Company. Mr. Trachtenberg is admitted to practice law in the States of Arizona and New York and is a Certified Public Accountant in New York. Prior to joining the Company, Mr. Trachtenberg served as Vice President and General Counsel at Express America Mortgage Corporation, a mortgage banking company, from February 1994 through September 1995 and as Vice President and Chief Financial Officer of Pacific International Services Corporation, a corporation engaged in car rentals and sales, from March 1990 through January 1994. Mr. Trachtenberg received his Juris Doctorate from Harvard Law School in 1981 and his B.A. - Accounting/Economics from Queens College, City University of New York in 1977.

         George E. Berkner has served as a member of the Board of Directors of the Company since December 1993. From August 1992 to present, Mr. Berkner has been the Vice President of AdGraphics, Inc., a computer graphics company. From May 1990 to August 1992, Mr. Berkner was a private investor. From February 1972 until May 1990, Mr. Berkner was the President and Chief Executive Officer of Gila River Products, a plastics manufacturer with 155 employees. Mr. Berkner is also a director of Auto X-Ray, Inc., a privately held company engaged in the automobile diagnostics industry. Mr. Berkner graduated from St. Johns University with a B.A.-Economics/Business in 1956.

         Ronald J. Marusiak has served as a member of the Board of Directors of the Company since February 1996. From January 1988 to present, Mr. Marusiak has been the Division President of Micro-Tronics, Inc., a corporation engaged in precision machining and tool and die building for companies throughout the United States. Mr. Marusiak is the co-owner of R2B2 Systems, Inc., a computer hardware and software company. Mr. Marusiak is also a director of McKee Securities, Inc. Mr. Marusiak received a Master of Science in Management from LaVerne University in 1979 and graduated from the United States Air Force Academy in 1971.

         Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company except that Steven G. Bunger is Richard E. Bunger's son.

         The Board of Directors had three regular meetings and four special meeting during 1996. All members of the Board of Directors attended each meeting in person.

         Committees. The Company's Board of Directors includes an audit committee and a compensation committee. The Company does not have a nominating committee. Instead, persons are nominated who are considered desirable for membership by the Board of Directors. Messrs. Berkner and Marusiak served on the Company's compensation committee and audit committee during 1996.

         The compensation committee establishes salaries, incentives and other forms of compensation for officers, administers any stock option, incentive compensation or benefit plans adopted by the Company, and recommends policies relating to compensation and any such plans. The audit committee, which generally meets periodically with management and the Company's independent public accountants, reviews the results and scope of the audit and of the services provided by the Company's independent public accountants, the need for internal audit procedures and the adequacy of internal controls. Although no meetings of the audit or compensation committees were held separately in 1996, the audit committee functions were carried out by the Board of Directors and the compensation committee functions were carried out through two unanimous consents without a meeting.

         The Board of Directors recommends a vote "FOR" the election as directors each of the nominees named in the Proxy Statement.

                             EXECUTIVE COMPENSATION

         The  following   table  sets  forth  certain   information   concerning
compensation paid or accrued by the Company during the fiscal year ended December 31, 1996 to the Chief Executive Officer ("CEO") and the two other executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively with the CEO, the "Named Officers"). None of the officers of the Company other than those included below made in excess of $100,000 during fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                              Long-
                                                                              Term
                                                                             Compen-
                                                                             sation
                           ----------------------------------------------------------
                                          Annual Compensation
                           -----------------------------------------------
                                                                 Other                         All
       Name and                     Fiscal                      Annual         Stock          Other
   Principal Position       Year    Salary       Bonus       Compensation    Options(#)   Compensation
-------------------------------------------------------------------------------------------------------
Richard E. Bunger,          1996    $100,000    $107,873         -0-                         $20,999(2)
Chairman, Chief             1995    $104,167     $77,808         -0-                         $20,358(2)
Executive Officer           1994    $125,000         -0-         -0-           75,000        $18,238(2)

Steven G. Bunger,           1996     $50,000     $95,887         -0-           25,000        $ 5,000(3)
Chief Operating Officer,    1995     $42,500     $94,128         -0-           50,000        $ 4,375(3)
Executive Vice President    1994     $20,000     $103,98         -0-

Lawrence Trachtenberg,      1996     $50,000     $95,887         -0-           25,000        $ 5,000(3)
Chief Financial Officer,    1995          --          --         -0-           50,000
Executive Vice President    1994          --          --         -0-

Annual Compensation

(1) The Named Officers served in these capacities through the fiscal year end 1996. In April 1997, Steven G. Bunger succeeded Richard E. Bunger as the Company's Chief Executive Officer and President. Richard E. Bunger continues to serve as Chairman of the Board and Director of Product Research and Market Development.

(2) The Company provides Mr. Bunger with the use of a Company-owned vehicle and a $2 million life insurance policy. The amount shown represents the Company's estimate of costs borne by it in connection with the vehicle, including fuel, maintenance, license fees and other operating costs ($4,100 for each year) and the life insurance premiums paid by the Company.

(3) Mr. Steven Bunger and Mr. Trachtenberg are each paid $5,000 per year in consideration of their respective non-compete agreements. Mr. Bunger entered into such agreement after the commencement of the 1995 fiscal year.

         In 1997, the Company changed the method by which its executive officers are compensated, by increasing base salary and terminating annual bonuses based upon a percentage of gross profit. The 1997 annual base salaries of Mr. Richard Bunger is $175,000, of Mr. Steven Bunger is $175,000, and Mr. Trachtenberg is $150,000. Executive officers also participate in the Company's incentive compensation programs, and any incentive compensation amounts and bonuses paid are determined by the Company's Board of Directors based upon the Company's operating results.

Option Grants

         The following table sets forth certain information regarding the grant and exercise of options to the Named Officers in 1996.

                        OPTION GRANTS IN FISCAL YEAR 1996

                                                                                  Potential Realizable
                                                                                  Value at Assumed
                                                                                  Annual Rate of Stock
                                                                                  Price Appreciation
                                                                                  for Option Term (2)
                                        Individual Costs                          ---------------------
                    -------------------------------------------------------------
                    Number of
                    Securities    Percent of Total
                    Underlying    Options Granted to  Exercise or
                    Options       Employees in        Base Price    Expiration
Name                Granted       Fiscal Year         ($/Sh)(1)     Date          5%($)      10%($)
-------------------------------------------------------------------------------------------------------
Richard E. Bunger   --                    --          --            --            --         --

Steve G. Bunger     25,000                25%         $3.85         April 2001    $26,592    $58,762

Lawrence
Trachtenberg        25,000                25%         $3.50         April 2006    $55,028    $139,452

(1) Represents options to purchase shares of Common Stock granted under Company's 1994 Stock Option Plan. The exercise price of such options was 100% of fair market value on the date the option was granted with respect to Mr. Trachtenberg and 110% of fair market value on the date the option was granted with respect to Mr. Bunger.

(2) This disclosure is provided pursuant to Item 402(c) of Regulation S-K and assumes that the actual stock price appreciation over the maximum remaining option terms (10 and 5 years for Mr. Trachtenberg's and Mr. Bunger's options, respectively) will be at the assumed 5% and 10% levels.

                  AGGREGATED OPTION EXERCISES AND OPTION VALUES
                             AS OF DECEMBER 31, 1996

         The following table sets forth certain information regarding the exercise and values of options held by the Named Officers as of December 31, 1996.

                                                         Number of Securities
                                                       Underlying Un-exercised   Value of Unexercised
                                                       Options at December 31,  In-the-Money Options at
                            Shares                        1996 Exercisable/        December 1996(1)
                          Acquired on       Value           Unexercisable            Exercisable/
Name                     Exercise (#)     Realized                                   Unexercisable
-------------------------------------------------------------------------------------------------------
Richard E. Bunger             --             --             45,000/30,000                $0/$0

Steven G. Bunger              --             --             25,000/50,000                $0/$0

Lawrence
Trachtenberg                  --             --             25,000/50,000                $0/$0

(1) All the exercisable options were exercisable at a price greater than the last reported sale price of the Common Stock ($3.125) on the Nasdaq Stock Market National Market System on December 31, 1996.

Employment Agreements

         The Company provides Richard E. Bunger with a Company vehicle, and all the employee benefits provided to the Company's executive employees.

         Although the Company has not entered into any long-term employment contracts with any of its employees, the Company has entered into numerous agreements with key employees which are terminable at will, with or without cause, including agreements with Lawrence Trachtenberg and Steven G. Bunger. Each of these agreements contains a covenant not to compete for a period of two years after termination of employment and a covenant not to disclose confidential information of a proprietary nature to third parties.

Compensation of Directors

         The Company's directors who are not officers of the Company received cash compensation for service on the Board of Directors and committees thereof in the amount of $500 per quarterly meeting. Mr. Berkner, Mr. Marusiak and, prior to his resignation as a Director in February 1996, Roy Snell, each had the right to receive options to acquire 3,000 shares of Common Stock on each August 1 while serving as members of the compensation committee, not to exceed an aggregate of 15,000 options per person. In lieu of options, Mr. Snell elected to receive the right to cash payments of $250 per month. Mr. Snell provided certain consulting services to the Company related to obtaining financing for the Company's operating equipment and containers since 1991 for which he was being compensated $1,200 per annum.

Compensation Committee Interlocks

         Messrs. Berkner and Marusiak served as members of the compensation committee during the fiscal year ended December 31, 1996. Neither of these Directors held any executive officer position or other employment with the Company prior to or during such service nor did any executive officer of the Company serve on any other Company's compensation committee.

Certain Relationships and Related Transactions

         Effective December 31, 1993, Richard E. Bunger contributed substantially all of the assets and liabilities of Mobile Mini Storage Systems ("MMSS") and the stock of Delivery Design Systems, Inc. ("DDS") to the Company in exchange for 2,700,000 shares of Common Stock and the assumption of certain liabilities by the Company. Such liabilities include liabilities associated with the MMSS assets and operations and certain income tax liabilities of Mr. Bunger and an affiliate arising from the MMSS operations occurring prior to January 1, 1994. Such income tax liabilities are estimated at $428,000. Deferred income tax liabilities associated with the assets contributed, established at $2,393,000, were also required to be recognized by the Company in connection with such capitalization. The Company will indemnify and defend Mr. Bunger against loss or expense related to all liabilities assumed by the Company and for any contingent liabilities arising from past operations.

         The Company leases certain of its business locations from affiliates of Richard E. Bunger and Steven G. Bunger. The Company entered into an agreement, effective January 1, 1994, to lease a portion of the property comprising its Phoenix location and the property comprising its Tucson location from Richard E. Bunger's five children. Total annual lease payments under these leases currently equal $66,000, with annual adjustment based on the consumer price index. Lease payments in fiscal year 1995 equaled $69,702. The term of each of these leases will expire on December 31, 2003. Prior to 1994, these properties were leased by the Company's predecessor at annual rental payments equaling $14,000. Additionally, the Company entered into an agreement effective January 1, 1994 to lease its Rialto facility from a corporation wholly owned by Richard E. Bunger for total annual lease payments of $204,000 with annual adjustments based on the consumer price index. Lease payments in fiscal year 1995 equaled $210,000. This lease agreement was extended for an additional five years during 1996. Lease payments in fiscal year 1996 totaled $215,442. Prior to 1994, the Rialto site was leased to the Company's predecessor at an annual rate of $132,000. Management believes the increase in rental rates reflect the fair market rental value of these properties. Prior to the effectiveness of the written leases, the terms were approved by the Company's independent and disinterested directors.

         In March 1994, the Company's manufacturing facility in Maricopa, Arizona needed additional acreage to expand its manufacturing capabilities and began using approximately 22 acres of property owned by Richard E. Bunger. The Company leased this property from Mr. Bunger with annual payments of $40,000 with an annual adjustment based on the consumer price index. The Company purchased the property from Mr. Bunger on March 29, 1996 for a purchase price of $335,000, which management believes reflected the fair market value of the property.

Compensation Committee Report On Executive Compensation

         The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Corporation under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. As a part of its duties, the Compensation Committee reviews compensation levels and performances of the Company's executive officers. The Compensation Committee also administers the Company's short and long-term incentive programs.

         Compensation Philosophy

         The Company encourages each individual to enhance the value of the Company through their entrepreneurial efforts. As such, the Company positions its base compensation levels consistent with the individual's performance and skills, and the competitive marketplace.

         Annual incentive payments are provided for achieving positive results that prepare the Company for strategic growth and continued financial strength. Annual incentives are designed to provide total cash compensation at competitive levels relative to a peer group of companies in the durable goods leasing industry as warranted by performance.

         Long term incentives in the form of stock options are provided to align the interest of management and the shareholder, as well as reward for ongoing strategic management of the Company.

         In total, the three elements of the compensation program are designed to provide a competitive compensation program given the Company's performance relative to its expectations and the peer companies performance.

         In 1996, the Compensation Committee retained an executive compensation consulting firm to assist the Committee in its duties. In particular, the consulting firm provided advice to the Committee with respect to the reasonableness of compensation paid to executive officers of the Corporation in 1996. In doing so, the consulting firm analyzed the Corporation's compensation and benefits programs and performance relative to an analysis of the Corporation's competitors' compensation and benefits programs and performance. In addition, published compensation surveys were reviewed and the results compared against the Company's executive officers compensation levels.

         Upon completion of its review, the consulting firm reported to the Committee, that the compensation for all executive officers for 1996 was, in the consulting firm's opinion, reasonable in view of the Company's performance and industry compensation levels.

         Compensation of the Chief Executive Officer
         -------------------------------------------

         Richard E. Bunger, the Chairman and Chief Executive Officer during 1996, received a base salary for 1996 of $100,000, which was a slight reduction from $104,167 in 1995. This reduction coincided with the addition of an annual incentive program. In light of Mr. Bunger's significant contributions to the Corporation, an incentive payment of $107,873 was awarded. The amount of the payment was determined by the improved gross margin of the Corporation, based upon an incentive bonus formula adopted at the beginning of 1996.

         The Corporation considers long-term incentives, typically in the form of stock options, as an important component of its overall executive compensation program, including CEO compensation. The Committee believed that prior year stock option awards, provided the desired incentives, and Mr. Bunger received no stock option grants during 1996.

         Internal Revenue Code Section 162(m) Compliance
         -----------------------------------------------

         Internal Revenue Code Section 162(m), enacted in 1993, limits the deductibility of non performance based compensation in excess of $1 million for certain of the Corporation's executive officers. The non performance based compensation paid to the Corporation's executive officers in 1996 did not exceed the $1 million limit per officer, nor is it expected that the non performance based compensation to be paid to the Corporation's executive officers in 1997 will exceed the limit. The Corporation's 1994 Stock Option Plan is being amended to comply with Section 162(m) so that the plan will qualify as performance based compensation. As such, awards granted under the plan will not be subject to the $1 million limitation.

         Because it is unlikely that the cash compensation payable to any of the Corporation's executive officers will exceed the $1 million limitation in the foreseeable future, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Corporation's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach $1 million.

                                                          Compensation Committee

                                                               George E. Berkner
                                                              Ronald J. Marusiak


Shareholder Return On Performance Graph

         The graph below compares cumulative total return of the Company, the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's (S&P) 500 Stock Index from February 2, 1994 (the date the Company went public) to August 31, 1997. The graph assumes that $100 was invested on February 2, 1994, and any dividends were reinvested on the date on which they were paid.



                     02/94     12/94     12/95     12/96     08/97
----------------   --------- --------  --------- --------- ---------
Mobile Mini ($)     $100.00   $90.62    $ 93.75   $ 78.12   $114.44
S & P 500 ($)       $100.00   $97.99    $134.81   $165.77   $203.55
Nasdaq US ($)       $100.00   $95.77    $135.43   $166.57   $205.80



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of September 1, 1997 with respect to the beneficial ownership of the Company's Common Stock by each stockholder known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock, by each director who owns shares of the Company's Common Stock, each of whom is a nominee for director and will continue in office after the Meeting, by each executive officer, and by all executive officers and directors as a group.

-------------------------------------------------------------------------------------------------------

                                                 Number of Shares and
Name and Address of Beneficial                   Nature of Beneficial       Approximate Percentage of
           Owner(1)                                  Ownership(2)             Outstanding Shares(2)
-------------------------------------------------------------------------------------------------------
Richard E. Bunger                                     2,358,000(3)                  34.6%
Steven G. Bunger                                        283,479(5)                   4.2%
Lawrence Trachtenberg                                    39,395(4)                   *
Ronald J. Marusiak                                      110,400(6)                   1.6%
George Berkner                                           18,750(7)                   *
REB/BMB Family Limited
     Partnership(8)                                   2,290,000                     34.0%
Bunger Holdings, L.L.C.(9)                              410,000                      6.1%
Kennedy Capital Management,
     Inc.(10)                                           344,425                      5.1%
All directors and executive officers
     as a group (5 persons)                           2,643,850                     38.2%
     (3)(4)(5)(6)(7)

-----------------

*Less than 1%.

(1) Each person named has sole voting and investment power with respect to all of the shares indicated, except as otherwise noted. Except as otherwise indicated, each of such persons may be reached through the Company at 1834 West Third Street, Tempe, Arizona 85281.

(2) The percentages shown are calculated based upon 6,739,324 shares of Common Stock outstanding on September 1, 1997. The numbers and percentages shown include the shares of Common Stock actually owned as of September 1, 1997 and the shares of Common Stock which the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock which the identified person or group had the right to acquire within 60 days of September 1, 1997 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of the Common Stock owned by any other person.

(3) Includes 2,290,000 shares owned by REB/BMB Family Limited Partnership and 68,000 shares subject to exercisable options. Mr. Bunger disclaims any beneficial ownership of shares held by REB/BMB Family Limited Partnership in excess 1,640,419. All shares held by Mr. Bunger are held as community property.

(4)      Includes 34,000 shares subject to exercisable options.

(5) Includes 82,000 shares owned by Bunger Holdings, L.L.C., 166,174 shares owned by REB/BMB Family Limited Partnership and 34,000 shares subject to exercisable options. Of the 166,174 shares owned by REB/BMB Family Limited Partnership, 130,942 are held for members of Mr. Bunger's immediate family.

(6) Includes: (a) 7,700 shares and warrants to acquire 2,500 shares at $5.00 per share held by Mr. Marusiak's children; (b) 8,950 shares and warrants to acquire 1,500 shares at $5.00 per share held by Mr. Marusiak and his wife (c) 66,000 shares and warrants to acquire 20,000 shares at $5.00 per share held by Micro-Tronics, Inc.'s Profit Sharing Plan and Trust (the "Plan") of which Mr. Marusiak is Trustee and Plan Administrator. Mr. Marusiak disclaims any beneficial ownership of 80% of the shares held by the Plan, as his pro rata ownership interest is limited to 20% of the Plan's assets; and (d) 3,750 shares subject to exercisable options.

(7) Includes 6,000 shares, warrants to acquire 3,000 shares at $5.00 per share and 9,750 subject to exercisable options.

(8) Richard E. Bunger and his wife, Barbara M. Bunger, are the general partners of REB/BMB Family Limited Partnership.

(9) The members of Bunger Holdings, L.L.C. are Steven G. Bunger, Carolyn Clawson, Michael Bunger, Jennifer Blackwell and Susan Keating, each a child of Richard E. Bunger.

(10) Information with respect to Kennedy Capital Management, Inc. ("KCMI"), 10829 Olive Boulevard, St. Louis, Missouri 63141, is provided in reliance upon information included in a Schedule 13G of such stockholder dated February 10, 1997 filed with the Securities and Exchange Commission. KCMI is an Investment Adviser registered under the Investment Advisers Act of 1940 according to information set forth in its Schedule 13G.

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION
                                  (Proposal 2)

General Discussion

         The Company's Board of Directors has unanimously determined that certain amendments to the Company's Certificate of Incorporation ("Certificate") are advisable and voted to recommend to them to the Company's stockholders for approval. The proposed amendments to the Certificate would (i) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, will serve for three years, with one class being elected each year; (ii) grant to the Board of Directors sole authority to fix the number of directors and fill vacancies on the Board of Directors; (iii) restrict the right of stockholders to call a special meeting of the stockholders or act by written consent without such a meeting; (iv) restrict the right of stockholders to nominate a candidate for director without 60 days prior notice thereof to the Company; and (v) provide that the foregoing amendments to the Certificate may be amended, absent required Board approval, only by the affirmative vote of two-thirds of each class of the Company's capital stock entitled to vote thereon.

         As more fully discussed below, the Board of Directors believes the proposed amendments, taken together, would if adopted enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board, and, at the same time, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Company' Board of Directors without the support of the incumbent Board. However, adoption of the proposed amendments may have significant effects on the ability of stockholders of the Company to change the composition of the incumbent Board of Directors and to benefit from certain transactions which are opposed by the incumbent Board. Accordingly, stockholders are urged to read carefully the following sections of this Proxy Statement, which describe the amendments and their purposes and effects, and Exhibit A hereto, which sets forth the full text of the proposed amendments to the Certificate before voting on the proposed amendments.

         The proposed amendments to the Certificate are not being recommended in response to any specific effort of which the Company is aware to accumulate the Common Stock or to effect control of the Company. The Board of Directors has observed the relatively common use of certain coercive takeover tactics in recent years, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or corporate restructuring, proxy fights, and partial tender offers and the related use of "two-tier" pricing. The Board of Directors believes that the use of these tactics can place undue pressure on a corporation's board of directors and stockholders to act hastily and on incomplete information and, therefor, can be highly disruptive to a corporation as well as result in unfair differences in the treatment of stockholders who act immediately in response to announcement of takeover activity and those who choose to act later, if at all.

         Classification of the Board of Directors. The Company's Bylaws ("Bylaws") presently provide that all directors are to be elected to the Board of Directors annually for a term of one year. The Bylaws authorize the number of directors to be increased from time to time to a number between 1 and 15. The proposed new Article EIGHTH of the Certificate (as set forth in Exhibit A) provides that the Board shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. If Proposal 2 is adopted, the Company's directors will be divided into three classes, and two directors will serve terms expiring at the 1998 annual meeting of stockholders, two directors will serve terms expiring at the 1999 annual meeting of stockholders, and one director will serve a term expiring at the 2000 annual meeting of stockholders (in each case, until their respective successors are duly elected and qualified). If the proposed amendment to the Certificate is adopted, the Bylaws will be amended to be consistent with the amendment of the Certificate relating to classification of the Board.

         The Certificate does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the voting power of the outstanding shares of the Company's voting stock could now elect all of the Directors being elected at any annual or special meeting of the Company's stockholders. However, the classification of the Board pursuant to the proposed amendment will apply to every election of directors, whether or not a change in control of the Company had occurred or the holders of a majority of the voting power of the Company desired to change the Board. The classification of the Board of Directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two stockholder meetings, instead of one, will be required to effect a change in the control of the Board. The Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company.

         Size of the Board of Directors. Delaware law provides that the number of directors shall be fixed by, or in the manner provided in, the Bylaws, unless the Certificate of Incorporation fixes the number of directors, in which case a change in the number of Directors shall be made only by amendment to the Certificate. Existing Article EIGHTH of the Company's Certificate of Incorporation provides that the number of directors, and the power to increase or decrease such number, may be fixed from time to time by the Bylaws. The Bylaws may be altered or amended by the affirmative vote of the majority of the shares of the Company's capital stock issued and outstanding and entitled to vote on such amendment, as well as by a majority of the Board of Directors.

         Proposed Article EIGHTH would fix the Board of Directors at between three and 13 members, would provide that the Board shall have the sole authority, within the limits set forth above, to increase or decrease the size of the Board, except that no decrease could shorten the term of any incumbent director, and that, unless otherwise determined by the Board, the Board would consist of five members. The principal effect of these proposed amendments would be to prevent a stockholder holding a controlling block of capital stock from seeking to obtain majority representation on the Board of Directors simply by amending the Bylaws, enlarging the Board and filling the new directorships created thereby with its own nominees.

         Filling Vacancies on the Board of Directors. The Board of Directors has proposed new Article TWELFTH, which provides that upon any vacancy in the Board of Directors by reason of death, resignation, retirement, disqualification, removal, increase in the authorized number of directors, or otherwise, the Board of Directors, by resolution adopted by the affirmative vote of a majority of the directors then in office, though less than a quorum, shall elect a director to fill such vacancy or vacancies until the next election of the class for which such director shall have been chosen. Although under Delaware law stockholders have the power to remove directors for cause by a majority vote, under this proposal, only the directors would have the power to fill the vacancies created by such removals. Moreover, the Board's appointees would serve for the remainder of the removed directors' full terms.

         Shareholder Meetings. The Board of Directors has proposed new Articles THIRTEENTH and FOURTEENTH. Article THIRTEENTH would prohibit stockholders from calling a special meeting of the stockholders, and would provide that special stockholder meetings may be called only by the Chairman of the Board and by the Secretary, at the direction of the Board. Article FOURTEENTH would prohibit stockholders from acting by written consent in lieu of a formal meeting.

         Under Delaware law, a majority Stockholder can take corporate action on its own initiative without a meeting, unless the Certificate of Incorporation provides otherwise. Accordingly, a majority Stockholder, absent the proposed amendments, could effect any corporate action permitted under Delaware law without calling a meeting of the Stockholders or giving prior notice of the action to be taken. This procedure would effectively limit minority Stockholders from expressing their views respecting any action to be taken. On the other hand, the proposed amendments would force a majority Stockholder to present any matter requiring Stockholder action to a vote at a formal public meeting. Further, Delaware law provides that special stockholder meetings may be called by the Board of Directors and by such other persons as may be authorized by the Certificate of Incorporation or Bylaws. Under the proposed amendments, only the Chairman of the Board or the Secretary, at the request of the Board, would be authorized to call such a meeting. Thus, the ability of Stockholders to act swiftly on a proposal requiring stockholder approval could be impeded. This would impact minority Stockholders most severely since it is unlikely they would be able to cause the Board of Directors or Chairman of the Board to call a special stockholders meeting. On the other hand, by eliminating this ability, the Company could ensure adequate notice of and time to consider any proposals to be presented at a special meeting. Furthermore, the Company could decline to call a special meeting to act on any Stockholder proposal, delaying action on any such Stockholder proposal at least until the annual meeting next following submission thereof.

         Written Notice of Nomination. Proposed Article FIFTEENTH provides that no person may be elected to the Board of Directors unless a written nomination of such person to the Board by a stockholder is received by the Secretary of the Company at least 60 days prior to such meeting. Adoption of the amendment would prevent surprise nominations which preclude stockholders from adequately evaluating the qualifications of nominees. Accordingly, stockholders would be able to make an informed decision as to their selection of Directors of the Company.

         Pursuant to Delaware law and the rules and regulations of the Securities and Exchange Commission, in connection with each annual meeting the Company will disseminate to stockholders a Notice and Proxy Statement announcing the meeting date and discussing the proposals to be acted upon. In order to allow for the return of proxies representing sufficient shares to constitute a quorum, it is anticipated that proxy materials will be mailed approximately 45 days before each such meeting.

         Amendment to Certain Articles. Proposed Article SIXTEENTH would require the vote of two-thirds of each class of all capital stock entitled to vote thereon to approve an amendment to any of the foregoing provisions, to Article FOURTH (relating to the authorized capital stock of the Company) and to Article SIXTEENTH itself. However, if a majority of the Disinterested Directors of the Board approved any such amendment, only that vote required by Delaware law would be required for approval. A "Disinterested Director," as defined under proposed Article SIXTEENTH means (i) any director of the Company who was a director as of July 1, 1997, (ii) any director who was thereafter elected by the stockholders or appointed by the Board of Directors of the Company and is not associated with or an affiliate of an Interested Stockholder directly or indirectly involved in the transaction or proposal before the Board, or (iii) any person designated, before his initial election or appointment as a director, as a Disinterested Director by a majority of Disinterested Directors then on the Board. An "Interested Stockholder" means any person, firm, corporation or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote upon certain transactions, is the beneficial owner, directly or indirectly, of more than 5% of any class of voting stock of the Company.

         Under Delaware law, an amendment to a Certificate of Incorporation requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, unless a greater vote requirement is set forth in the Certificate of Incorporation, such as that set forth in proposed Article SIXTEENTH. The requirement of an increased stockholder vote is designed to prevent a stockholder with a majority of the voting power of the Company from avoiding the requirements of the proposed new Article provisions by simply amending those provisions.

         Further, the supermajority amendment requirement is designed to prevent circumvention of the proposed new Articles through amendment to Article FOURTH. In this connection, absent the increased voting requirement, a stockholder who controlled the board, but not the Disinterested Directors, could increase the authorized capital stock of the Company, and cause the Board to issue to the stockholder a number of shares of capital stock, which together with shares previously owned, would equal two-thirds of each class of voting stock outstanding. Such a stockholder could amend the proposed Article amendments essentially at will.

Required Vote

         The proposed amendments to the Certificate are being put forth as a single proposal. Under Delaware law, approval of the proposed amendments to the Certificate requires the affirmative vote of a majority of the voting power of the Common Stock outstanding. Assuming that all shares of Common Stock held by management of the Company are voted in favor of the proposed amendments, the affirmative vote of approximately 10% of the shares of Common Stock held by persons other than management will be sufficient to effect approval of the proposed amendment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION SET FORTH IN PROPOSAL 2.


               AMENDMENTS TO THE COMPANY'S 1994 STOCK OPTION PLAN
                                  (Proposal 3)

         On July 1, 1996, the Board of Directors approved a proposal to amend the Company's 1994 Stock Option Plan (the "1994 Plan"), subject to approval by the Company's stockholders at the Annual Meeting, to: (1) increase the number of shares of Common Stock that may be issued pursuant to the 1994 Plan; and (2) increase from 3,000 to 7,500 the number of shares of Common Stock automatically granted to each year to the Company's independent directors and delete from the Plan a provision limiting to 15,000 the maximum number of shares that may be subject to options automatically granted to such directors. Subsequently, the Board of Directors approved a proposal to limit to 150,000 shares the number of shares of Common Stock that may be granted to any salaried employee in any one year, to comply with Section 162(m) of Internal Revenue Code of 1986, as amended.


  The Board of
Directors recommends a vote "FOR" the proposed amendments to the 1994 Plan.

         The 1994 Plan is intended to promote the interest of the Company by providing key employees, non-employee directors of the Company, and consultants and other independent contractors who provide valuable services to the Company with the opportunity to acquire, or otherwise increase, their proprietary interest in the Company as an incentive to remain in service to the Company. On September 1, 1997, the Company had granted options to purchase all of the 543,125 shares of Common Stock reserved for issuance under the 1994 Plan.

1994 Stock Option Plan

         In August 1994, the Company's Board of Directors canceled a non-statutory stock option plan and an incentive stock option plan established under a single stock option plan in November 1993 and adopted the Mobile Mini, Inc. 1994 Stock Option Plan. Under the terms of the 1994 Plan, both incentive stock options ("ISOs"), which are intended to meet the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options may be granted. ISOs may be granted to employees of the Company, including the officers and key personnel of the Company. Non-qualified stock options may be granted to the Company's non-employee directors, its officers and key personnel, and to providers of various services to the Company. The purpose of the 1994 Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to others whose job performance or services affect the Company.

         Under the 1994 Plan, options to purchase a maximum of 543,125 shares of the Company's Common Stock may be granted to the Company's directors, officers, key personnel and service providers. The exercise price for any option granted under the 1994 Plan may not be less than 100% (110% if the option is an Incentive Option granted to a stockholder who at the time the option is granted owns stock comprising more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock at the time the option is granted. The option holder may pay the exercise price in cash or by delivery of previously acquired shares of Common Stock of the Company that have been held for at least six months.

         The 1994 Plan is administered by the compensation committee of the Board of Directors which will determine whether such options will be granted, whether such options will be ISOs or non-qualified options, which directors, officers, key personnel and service providers will be granted options, the restrictions upon the forfeitability of such options and the number of options to be granted, subject to the aggregate maximum number set forth above. Each option granted must terminate no more than 10 years from the date it is granted.

         Under the 1994, non-employee directors of the Company are automatically granted non-qualified stock options each year. The purpose of the grants is to compensate non-employee directors for their service as directors and to increase the identity of interests between such directors and the Company's stockholders. Presently, non-employee directors receive options to purchase 3,000 shares of Common Stock each year under the Plan. Such options are granted automatically on August 1 of each year to non-employee directors serving on that date. The proposed amendment to the Plan would increase to 7,500 the number of shares subject to options granted automatically to each non-employee each year under the Plan, beginning August 1, 1998. The exercise price for any option granted under the Plan to a non-employee director is 100% of the fair market value of the Common Stock on the date the option is granted. Options granted under the Plan to non-employee directors vest (first become exercisable) in monthly increments of 250 shares during the time a director continues to serve, and options terminate on the tenth anniversary of the grant date if not previously exercised. The Company presently has two non-employee directors.

         The Board of Directors may amend the 1994 Plan at any time, except that approval by the Company's stockholders is required for any amendment that increases the aggregate number of shares which may be issued pursuant to the 1994 Plan, changes the class of persons eligible to receive such options, modifies the period within which the options may be granted, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the 1994 Plan.

         Unless earlier terminated by the Board of Directors, the 1994 Plan will terminate in November 2003, but any option granted thereunder will continue throughout the term of such option.

Reasons for and Effect of the Proposed Amendments

         The Board of Directors believes that the approval of the proposed amendments to the 1994 Plan are necessary to achieve the purposes of the 1994 Plan and to promote the welfare of the Company and its stockholders generally. The Board of Directors believes that the proposed amendments to the 1994 Plan will aid the Company in attracting and retaining non-employee directors, officers, and key employees and motivating such persons to exercise their best efforts on behalf of the Company. In addition, the Company expects that the proposed amendments will further strengthen the identity of interests of the Company's directors, officers, and key employees with those of the stockholders.

         It is proposed to increase the number of shares reserved for issuance under the 1994 Plan from 543,125 to 750,000. The increase in the number of shares of the Company's Common Stock reserved for issuance under the 1994 Plan recognizes the growth of the Company's operations and the increase in the number of outstanding shares of the Company's Common Stock since the Company's initial public offering in February 1994. An increase in the number of shares issuable pursuant to the 1994 Plan will enable the Company to grant additional options and other awards to current participants, which will enable such participants to maintain their proportionate interest in the Company and to attract such additional personnel as may be necessary in view of the Company's expanding operations.

         The Board of Directors has also adopted an amendment to the 1994 Plan that limits the number of options that may be granted to salaried employees in any one-year period to a maximum of 150,000 options per salaried employee. This amendment is being submitted to stockholders in order to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) generally allows a tax deduction to the Company for compensation in excess of $1.0 million paid in any year to its Chief Executive Officer and four other most highly compensated executive officers (the "Highly Compensated Officers") only if such compensation qualifies as "performance-based compensation." Under Section 162(m), options granted under the 1994 Plan prior to the date of the Annual Meeting generally qualify as "performance-based compensation." Upon stockholder approval of the amendments to the 1994 Plan, non-qualified options granted following the date of the Annual Meeting generally will qualify as "performance-based compensation" and will entitle the Company to take a tax deduction for compensation paid as a result of option exercises by the Company's Highly Compensated Officers.

         As required by Section 162(m), the Board of Directors has adopted a resolution providing that, if the stockholders do not approve the amendment, the Company will not make any further grants of options under the 1994 Plan. The Board of Directors believes that it is in the best interests of the Company to continue to grant options and/or issue shares of Common Stock under the 1994 Plan and in the Company's best interests to adopt the proposed amendments to the 1994 Plan.

         Upon approval of the amendments to the Company's 1994 Stock Option Plan by the stockholders of the Company, the effective date of the amendments shall be August 1, 1997 (and each of the Company's non-employee directors would granted options for the full 7,500 shares authorized under the Plan as amended). If the amendments to the Company's 1994 Stock Option Plan are not approved by the stockholders, the 1994 Stock Option Plan will remain in effect as previously adopted and the options outstanding under the 1994 Plan prior to the amendment shall remain valid and unchanged. The proposed amendments to the 1994 Plan are being proposed as a single proposal to be acted upon by the stockholders at the Annual Meeting.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (Proposal 4)

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Anderson LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented by such stockholders at the 1998 annual meeting of stockholders of the Company must be received by the Company no later than April 1, 1998 in order to be included in the proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated:  October 3, 1997

                                   EXHIBIT "A"


                               MOBILE MINI, INC.
          TEXT OF PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION

         FOURTH: AUTHORIZED CAPITAL. The total number of shares of all classes of stock which this Corporation shall have authority to issue is twenty-two million (22,000,000) of which seventeen million (17,000,000) shares shall be common stock of the par value of one cent ($0.01) per share and five million (5,000,000) shares shall be preferred stock with the par value of one cent ($0.01) per share.

         As to preferred stock, the power to issue any shares of stock of any class or any series of any class and to designate the voting powers, designations, preferences, and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, shall be vested in the Board of Directors.

         Cumulative voting as provided for by Section 214 of Title 8 of the Delaware Code shall not apply to this Corporation. Preemptive rights as provided for by Section 102(b)(3) of Title 8 of the Delaware Code shall not be granted and are hereby expressly denied.

         EIGHTH: NUMBER AND CLASS OF DIRECTORS. The number of Directors of this Corporation shall be a minimum of three (3) and a maximum of thirteen (13)
persons. The Board of Directors shall have sole authority to determine the number of Directors, within the limits set forth herein, and may increase or decrease the exact number of Directors from time to time by resolution duly adopted by such Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The exact number of Directors shall be five (5) until so increased or decreased.

         The number of Directors shall be divided into three (3) classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the stockholders to be held, respectively, and until their successors shall be elected and shall qualify. In the case of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be, and the additional Directors shall be elected as provided herein by the Directors or by the stockholders at an annual meeting. In case of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally, as nearly as may be. Election of Directors shall be conducted as provided in these Articles, by law or in the Bylaws.

         TWELFTH: VACANCIES ON THE BOARD OF DIRECTORS. In case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of Directors or any other cause, the Board of Directors shall have the sole and exclusive authority to, at any meeting, by resolution adopted by the affirmative vote of a majority of the Directors then in office, though less than a quorum, elect a Director or Directors to fill such vacancy or vacancies until the next election of the class for which such Director or Directors shall have been chosen.

         If, as a result of a disaster or emergency, (as determined in good faith by the then remaining Directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors, and a person is or persons are elected by Directors, who in good faith believe themselves to be a majority of the remaining Directors, to fill a vacancy or vacancies that said remaining Directors in good faith believe exists, then the acts of such person or persons who are so elected as Directors shall be valid and binding upon the Corporation and the stockholders, although it may subsequently develop that at the time of the election (i) there was in fact no vacancy or vacancies existing on the Board of Directors, or (ii) the Directors who so elected such person or persons did not in fact constitute a majority of the remaining Directors.

         THIRTEENTH: SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed herein or by statute, may be called by the Chairman of the Board and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Stockholders of the Corporation shall not be entitled to request a special meeting of the stockholders.

         FOURTEENTH: NO STOCKHOLDER ACTION BY WRITTEN CONSENT. All action by holders of the Corporation's outstanding voting securities shall be taken at an annual or special meeting of the stockholders following notice as provided by law or in the Bylaws. Stockholders of the Corporation shall not have the power to act by means of written consent.

         FIFTEENTH: NOMINATIONS FOR ELECTION OF DIRECTORS. No person shall be elected to the Board of Directors of this Corporation at an annual meeting of the stockholders, or at a special meeting called for that purpose, unless a written nomination of such person to the Board of Directors by a stockholder of the Corporation shall be received by the Secretary of the Corporation at least sixty (60) days prior to such meeting.

         SIXTEENTH: AMENDMENTS. Notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of two-thirds (2/3) of each class of stock of this Corporation entitled to vote shall be required to amend or repeal, or adopt any provisions inconsistent with, Article FOURTH, Article EIGHTH, Article TWELFTH, Article FOURTEENTH, Article FIFTEENTH and/or this Article SIXTEENTH of the Certificate of Incorporation; provided, however, that the provisions of this Article SIXTEENTH shall not be applicable to any amendment to the Certificate of Incorporation, and such amendment shall only require such affirmative vote as required by law, if such amendment shall have been approved by a majority of Disinterested Directors. As used herein, a "Disinterested Director" means any Director of the Corporation who was a Director as of July 1, 1997, or was thereafter elected by the stockholders or appointed by the Board of Directors of this Corporation and is not associated with or an affiliate of an Interested Stockholder (as that term is defined in this Article SIXTEENTH) directly or indirectly involved in the transaction or proposal before the Board, or a person designated, before his initial election or appointment as a Director, as a Disinterested Director by a majority of Disinterested Directors then on the Board.

         As used herein, Interested Stockholder shall mean any person, firm, corporation or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the above transactions, is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this Corporation. For the purposes hereof, any person, firm, corporation or other entity shall be deemed to be the beneficial owner of any shares of voting stock of this Corporation which (i) it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) are owned, directly or indirectly (including shares deemed owned through the application of clause (i) above), by any other person, firm, corporation or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this Corporation, or which is its "affiliate" or "associate" as those terms are defined in the Rules and Regulations under the Securities Exchange Act of 1934.

PROXY                                                                      PROXY
          This Proxy is Solicited on Behalf of the Board of Directors
                               MOBILE MINI, INC.

                      1997 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of MOBILE MINI, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated October 3, 1997 and hereby appoints Richard E. Bunger and Lawrence Trachtenberg, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of the Company, to be held on November 12, 1997 at 3:00 p.m., local time, at the Radisson Airport Hotel, 3333 E. University Drive, Phoenix, Arizona, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                               MOBILE MINI, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY (|)

1.   Election of five Directors to serve until their  successors are elected and                            FOR ALL (Except
     shall duly qualify.                                                             FOR      WITHHOLD      Nominee(s)
                                                                                     ALL        ALL         written below)
     Nominees: Richard E. Bunger; Lawrence Trachtenberg; Steven G. Bunger;
     George E. Berkner; Ronald J. Marusiak                                           ( )        ( )              ( )

     ---------------------------------------------------------------------------

2.   Proposal to approve amendments to the Company's Certificate of                  FOR      AGAINST          ABSTAIN
     Incorporation which are described in the Company's Proxy Statement              ( )        ( )              ( )

3.   Proposal to approve amendments to the Company's 1994 Stock Option Plan          FOR      AGAINST          ABSTAIN
     (the "1994 Plan") increasing the number of shares that may be issued            ( )        ( )              ( )
     pursuant to the 1994 Plan, increasing the number of options granted automatically each year to the Company's non-employee directors, and limiting the number of options issuable in any on year to salaried employees.

4.   Proposal to Approve Selection of Arthur Andersen LLP as Independent             FOR      AGAINST          ABSTAIN
     Auditors for Fiscal 1997.                                                       ( )        ( )              ( )

5.   Any other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS;
FOR THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION DESCRIBED IN THE PROXY STATEMENT OF THE COMPANY; FOR THE
AMENDMENTS TO THE COMPANY'S 1994 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES THAT MAY BE ISSUED AND THAT WILL BE
AUTOMATICALLY GRANTED PURSUANT TO THE 1994 PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE
INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the power of said attorneys-in-fact hereunder.

                                                                                                    Dated:___________________, 1997

                                                            Signature(s)___________________________________________________________

                                                            _______________________________________________________________________

                                                            This proxy should be dated, signed by the stockholder(s) exactly as his or her name  appears  herein, and  returned  promptly in  the  enclosed envelope. Persons signing in a fiduciary capacity  should so  indicate, if shares are held by joint tenants  or  as  community  property, both stockholders should sign.